Exhibit 99.1
MOHEGAN ANNOUNCES THIRD QUARTER FISCAL 2022 OPERATING RESULTS
Uncasville, Connecticut, August 11, 2022 – Mohegan Tribal Gaming Authority (“MTGA,” “Mohegan,” “we,” or “our” ) today announced operating results for its third fiscal quarter ended June 30, 2022.

Mohegan Operating Results

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$417,078	$328,189	$88,889	27.1%
Income from operations	90,126	64,041	26,085	40.7%
Net income attributable to MTGA	59,364	25,367	33,997	134.0%
Adjusted EBITDA[1]	120,018	101,683	18,335	18.0%
“Our Consolidated Adjusted EBITDA of $120.0 million was the highest quarterly total in our 25-year history,” said Raymond Pineault, Chief Executive Officer of Mohegan. “This was the first full fiscal quarter of operations without COVID-19 restrictions at MGE Niagara Resorts since the pandemic first closed the property in March of 2020, and Mohegan Digital continues to execute a strategy that is focused on profitability. These results reflect the success of Mohegan’s diversification strategies.”

Carol Anderson, Chief Financial Officer of Mohegan, also noted, “The Consolidated Adjusted EBITDA margin of 28.8% was 529 basis points higher than the pre-COVID comparable fiscal 2019 quarter. Compared to the fiscal 2021 quarter, the Adjusted EBITDA margin has declined due to the continued reintroduction of some lower margin non-gaming amenities since the prior-year period.”

The year-over-year improvement in net revenues was due to strong performance at Mohegan’s owned properties and the addition of Mohegan Digital. Volumes in the prior-year period were negatively impacted by various COVID-19 related restrictions at our domestic properties and the closure of the MGE Niagara Resorts for the entire period, self-imposed capacity limitations at Mohegan Sun and state-mandated health protocols at most of Mohegan’s other properties.

Mohegan Sun

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$236,465	$220,061	$16,404	7.5%
Income from operations	58,744	65,183	(6,439)	(9.9)%
Net income	58,688	64,744	(6,056)	(9.4)%
Adjusted EBITDA	75,712	82,427	(6,715)	(8.1)%
Net revenues increased $16.4 million largely as a result of the reintroduction of non-gaming amenities that were not offered in the prior-year period due to COVID-related restrictions and market conditions. Adjusted EBITDA of $75.7 million was 8.1% unfavorable to the prior-year period, where we had significantly lower labor, marketing and other operating expenses. As a result, the Adjusted EBITDA margin in the prior-year period was abnormally high at 37.5%. The current period Adjusted EBITDA margin of 32.0% was 521 basis points favorable to the pre-COVID comparable fiscal 2019 quarter.

1 See the Reconciliation of Non-GAAP Financial Measures discussion later in this release for a reconciliation of Adjusted EBITDA.

Mohegan Sun Pocono

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$66,783	$62,931	$3,852	6.1%
Income from operations	11,917	12,319	(402)	(3.3)%
Net income	10,180	10,223	(43)	(0.4)%
Adjusted EBITDA	14,958	15,350	(392)	(2.6)%
Net revenues increased $3.9 million due to increased slot volumes and increased non-gaming revenue. During the prior-year period, volumes were impacted by reduced non-gaming amenities and COVID-related capacity restrictions that were in place until May 31, 2021. Adjusted EBITDA decreased $0.4 million, or 2.6%, compared with the prior-year period, primarily due to increased labor expenses in the current year. The Adjusted EBITDA margin of 22.4% was 200 basis points unfavorable to the prior-year period, but 55 basis points favorable to the pre-COVID comparable fiscal 2019 quarter.

MGE Niagara Resorts

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$79,627	$14,380	$65,247	N.M.
Income (loss) from operations	14,962	(11,755)	26,717	N.M.
Net income (loss)	9,438	(9,086)	18,524	N.M.
Adjusted EBITDA	19,576	(6,772)	26,348	N.M.
N.M. = Not meaningful
This was the first full fiscal quarter of operations since the beginning of the COVID-19 pandemic that MGE Niagara Resorts operated without government mandated restrictions.

Net revenues of $79.6 million and Adjusted EBITDA of $19.6 million were $65.2 million and $26.3 million favorable, respectively, to the prior year due to the MGE Niagara Resorts closure for the entire prior-year period. The Adjusted EBITDA margin of 24.6% reflects MGE Niagara Resorts current COVID-19 recovery period, where lower margin non-gaming amenities are slowly being reintroduced with a continued focus on profitability. Mohegan commenced operations of MGE Niagara Resorts in June 2019.

Management, Development and Other

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$16,817	$21,782	$(4,965)	(22.8)%
Income from operations	8,269	5,711	2,558	44.8%
Net income	22,105	3,610	18,495	N.M.
Adjusted EBITDA	11,602	16,434	(4,832)	(29.4)%
N.M. = Not meaningful
Net revenues of $16.8 million were $5.0 million, or 22.8%, unfavorable to the prior-year period. The prior year benefited from limited discretionary spending options in the Pacific Northwest which significantly increased patron volumes at ilani Casino Resort, and fees earned from the management of Paragon Casino Resort. Net income of $22.1 million was $18.5 million favorable to the prior-year period primarily due to a gain on fair value adjustment driven by changes in the estimated value of the warrants and put option offset by additional interest expense, both related to the Inspire Korea financing.

All Other

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$18,776	$8,362	$10,414	124.5%
Income (loss) from operations	6,798	(1,045)	7,843	N.M.
Net income (loss)	4,982	(2,719)	7,701	N.M.
Adjusted EBITDA	8,367	595	7,772	N.M.
N.M. = Not meaningful
All other reflects the operating results of Mohegan Sun Las Vegas and Mohegan Digital’s online casino gaming and sports wagering operations. Total Adjusted EBITDA of $8.4 million was comprised of $0.8 million from Mohegan Sun Las Vegas and $7.6 million from Mohegan Digital. In the current quarter, Mohegan Digital benefited from a cumulative update to the revenue share allocation from our digital gaming partner and continues to benefit from our focus on profitability. Mohegan Sun Las Vegas’s Adjusted EBITDA was impacted by lower than normal table hold. Normalized for table games hold, Mohegan Sun Las Vegas Adjusted EBITDA would have been $1.8 million.

Corporate

	Three Months Ended		Variance
($ in thousands, unaudited)	June 30, 2022	June 30, 2021	$	%
Net revenues	$85	$162	$(77)	(47.5)%
Loss from operations	(10,634)	(6,374)	(4,260)	(66.8)%
Net loss	(46,101)	(41,407)	(4,694)	(11.3)%
Adjusted EBITDA	(10,267)	(6,353)	(3,914)	(61.6)%
Adjusted EBITDA was $3.9 million unfavorable to the prior-year period, primarily due to a $2.3 million increase in labor as a result of staffing increases in the current period and increases in other operating expenses.

Other Information
Liquidity
As of June 30, 2022, and September 30, 2021, Mohegan held cash and cash equivalents of $156.9 million and $149.8 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, Mohegan had $261.0 million of borrowing capacity under its senior secured credit facility and line of credit as of June 30, 2022. In addition, inclusive of letters of credit, which reduce borrowing availability, MGE Niagara Resorts had $113.6 million of borrowing capacity under the MGE Niagara Resorts revolving credit facility and line of credit as of June 30, 2022.

Conference Call
Mohegan will host a conference call regarding its third quarter fiscal 2022 operating results on August 11, 2022 at 11:00 a.m. (Eastern Daylight Time).
Those interested in participating on the call should dial as follows:
(877) 407-0890
+1(201) 389-0918 (International)

The live stream of the call will also be available at: https://www.webcast-eqs.com/mohegan20220811

Call in participants should join five minutes in advance to ensure they are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a replay of the entire conference call commencing two hours after the call’s completion on Thursday, August 11, 2022. This replay will run through Thursday, August 25, 2022.

The webcast site for the replay of the conference call is as follows:
https://www.webcast-eqs.com/mohegan20220811

About Mohegan
As of May 16, 2022, Mohegan Tribal Gaming Authority operates under the name “Mohegan,” a natural evolution for the brand.

Mohegan is the owner, developer, and manager of premier entertainment resorts in the United States, Canada, and Northern Asia. Mohegan’s U.S. operations include resorts in Connecticut, Washington, Pennsylvania, New Jersey, and Nevada; Canadian operations are based in Niagara Falls, Ontario; and Mohegan Inspire is located in Incheon, South Korea. The brand’s iGaming division, Mohegan Digital, provides cutting-edge online gaming solutions to Mohegan’s loyal fan base and meets the digital needs of customers on a global scale. Mohegan is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on Mohegan and its properties, please visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements
Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mohegan. Information concerning potential factors that could affect Mohegan’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as in Mohegan’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. Mohegan does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. Mohegan cannot assure that projected results or events will be achieved or will occur.

Contact:
Carol K. Anderson
Chief Financial Officer
Mohegan
(860) 862-8000

MOHEGAN TRIBAL GAMING AUTHORITY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)
(unaudited)

	Three Months Ended
	June 30, 2022	June 30, 2021
Revenues:
Gaming	$293,973	$241,289
Food and beverage	35,622	20,826
Hotel	30,256	22,188
Retail, entertainment and other	57,227	43,886
Net revenues	417,078	328,189
Operating costs and expenses:
Gaming	139,760	122,326
Food and beverage	29,521	17,544
Hotel	12,354	8,926
Retail, entertainment and other	20,571	10,276
Advertising, general and administrative	79,377	55,661
Corporate	15,278	11,238
Depreciation and amortization	26,085	27,140
Impairment of tangible assets	—	—
Impairment of intangible assets	—	—
Other, net	4,006	11,037
Total operating costs and expenses	326,952	264,148
Income from operations	90,126	64,041
Other income (expense):
Interest income	64	125
Interest expense, net	(53,969)	(43,929)
Loss on modification of debt	(3)	(20)
Gain on fair value adjustment	26,796	—
Other, net	83	2,373
Total other expense	(27,029)	(41,451)
Income (loss) before income tax	63,097	22,590
Income tax benefit (provision)	(3,534)	3,312
Net income (loss)	59,563	25,902
Income attributable to non-controlling interests	(199)	(535)
Net income attributable to Mohegan Tribal Gaming Authority	59,364	25,367
Comprehensive income (loss):
Foreign currency translation adjustment	(29,723)	216
Other comprehensive income (loss)	(29,723)	216
Other comprehensive income attributable to non-controlling interests	—	—
Other comprehensive income (loss) attributable to Mohegan Tribal Gaming Authority	(29,723)	216
Comprehensive income (loss) attributable to Mohegan Tribal Gaming Authority	$29,641	$25,583

MOHEGAN TRIBAL GAMING AUTHORITY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA Explanation:
Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. Mohegan historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents EBITDA further adjusted to exclude certain non-cash and other items as exhibited in the following reconciliation.
Adjusted EBITDA provides an additional way to evaluate Mohegan’s operations and, when viewed with both Mohegan’s GAAP results and the reconciliations provided, Mohegan believes that Adjusted EBITDA provides a more complete understanding of its financial performance than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) Mohegan believes it enhances an overall understanding of Mohegan’s past and current financial performance; (2) Mohegan believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry because Adjusted EBITDA excludes certain items that may not be indicative of Mohegan’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) Mohegan uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.
The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of Mohegan’s performance) or cash flows provided by operating activities (as an indicator of Mohegan’s liquidity), nor should it be considered as an indicator of Mohegan’s overall financial performance. Mohegan’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization, that are items that have been incurred in the past and will continue to be incurred in the future; and therefore, should be considered in the overall evaluation of Mohegan’s results. Mohegan compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. Mohegan strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

	Three Months Ended June 30, 2022
	MSCT	MSP	MGE Niagara	Mgt., Dev. & Other	All Other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MTGA	$58,688	$10,180	$9,438	$22,105	$4,982	$(46,101)	$72	$59,364
Income attributable to non-controlling interests	—	—	—	199	—	—	—	199
Income tax provision	—	—	3,290	244	—	—	—	3,534
Interest income	1	(2)	(9)	(49)	—	(6)	1	(64)
Interest expense, net	55	1,739	2,983	12,598	1,816	34,781	(3)	53,969
Loss on modification of debt	—	—	3	—	—	—	—	3
Gain on fair value adjustment	—	—	—	(26,796)	—	—	—	(26,796)
Other, net	—	—	(743)	(32)	—	692	—	(83)
Income (loss) from operations	58,744	11,917	14,962	8,269	6,798	(10,634)	70	90,126
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(199)	—	—	—	(199)
Depreciation and amortization	16,953	2,988	4,520	10	1,549	65	—	26,085
Other, net	15	53	94	3,522	20	302	—	4,006
Adjusted EBITDA	$75,712	$14,958	$19,576	$11,602	$8,367	$(10,267)	$70	$120,018

	Three Months Ended June 30, 2021
	MSCT	MSP	MGE Niagara	Mgt., Dev. & Other	All Other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MTGA	$64,744	$10,223	$(9,086)	$3,610	$(2,719)	$(41,407)	$2	$25,367
Income attributable to non-controlling interests	—	—	—	535	—	—	—	535
Income tax (benefit) provision	—	—	(3,393)	81	—	—	—	(3,312)
Interest income	1	—	(21)	(105)	—	—	—	(125)
Interest expense, net	438	2,096	3,014	1,691	1,674	35,016	—	43,929
Loss on modification of debt	—	—	20	—	—	—	—	20
Other, net	—	—	(2,289)	(101)	—	17	—	(2,373)
Income (loss) from operations	65,183	12,319	(11,755)	5,711	(1,045)	(6,374)	2	64,041
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(535)	—	—	—	(535)
Depreciation and amortization	17,390	3,191	4,983	7	1,548	21	—	27,140
Other, net	(146)	(160)	—	11,251	92	—	—	11,037
Adjusted EBITDA	$82,427	$15,350	$(6,772)	$16,434	$595	$(6,353)	$2	$101,683